UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Student Loan Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

On December 2, 2010, The Student Loan Corporation (the “Company”) issued a press release related to the previously announced special meeting of the stockholders of the Company. A copy of the press release is included below.

The Student Loan Corporation Announces Adjournment of Special Meeting of Stockholders until December 16, 2010

STAMFORD, Conn., December 2, 2010 (BUSINESS WIRE) – The Student Loan Corporation (NYSE: STU), today announced that stockholders of The Student Loan Corporation (“SLC”) voted to adjourn the special meeting of stockholders called to consider resolutions to: (i) approve the sale of certain of SLC’s assets to SLM Corporation (“Sallie Mae”) and (ii) adopt the Merger Agreement among SLC, Discover Bank (“Discover”) and a subsidiary of Discover and approve the merger pursuant to which SLC will become a wholly-owned subsidiary of Discover and each SLC stockholder will receive $30.00 per share of SLC common stock.

The special meeting of stockholders will be reconvened at 11:30 a.m. on December 16, 2010 at 399 Park Avenue, 12th Floor auditorium, New York, New York 10022. The record date for the meeting remains November 1, 2010. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action.

The Student Loan Corporation also announced that at a hearing on December 1, 2010, the Court of Chancery in the State of Delaware entertained a motion for a preliminary injunction and a motion for partial summary judgment made by the plaintiffs in the consolidated putative class action challenging the Company’s previously announced transactions with Discover, an affiliate of Sallie Mae and Citigroup Inc. Following the hearing, the court declined to grant either of the plaintiffs’ motions, thus permitting the special meeting of stockholders and eventual closing of the transactions to move forward.

The Student Loan Corporation

The Student Loan Corporation (NYSE: STU) is one of the nation’s leading originators and holders of student loans providing a full range of education financing products and services to meet the needs of students, parents, schools and lenders. The company was previously a division of Citibank and became a NYSE-listed corporation in 1992. Citibank, N.A. is the majority shareholder. Citibank was one of the first banks to finance higher education, beginning in 1958. For information or inquiries regarding student loans, please call 1-800-STUDENT. Customers with Telecommunication Devices for the Deaf (TDD) may call 1-800-846-1298. College planning and financing information is also available at www.studentloan.com.

Additional Information about the Merger and Where to Find It

In connection with these proposed transactions, The Student Loan Corporation (the “Company”) filed a proxy statement with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT DATED NOVEMBER 2, 2010 AND THE SUPPLEMENT TO THE PROXY STATEMENT DATED NOVEMBER 26, 2010, EACH FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY BECAUSE EACH SUCH DOCUMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders are able to obtain the proxy statement and the supplement to the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s Web site www.sec.gov or from The Student Loan Corporation, Investor Relations Department, at 750 Washington Blvd., Stamford, Connecticut, 06901, Telephone (203) 975-6320.

Forward-Looking Statements

Certain statements in this document are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in the Company’s filings with the U.S. Securities and Exchange Commission.

SOURCE: The Student Loan Corporation

Media: Citibank, Public Affairs, Mark Rodgers, 212-559-1719;

Investors: The Student Loan Corporation, Investor Relations, Brad Svalberg, 203-975-6320